Exhibit 4.05

AMENDMENT NO. 2 TO SECURED CONVERTIBLE DEBENTURE

This Amendment No. 2 to Secured Convertible Debenture (this “Amendment”) is entered into effective as of May 12, 2020 (“Effective Date”), between CIRTRAN CORPORATION, a Nevada corporation (the “Company”), and TEKFINE, LLC, a Utah limited liability company (the “Holder”), and amends that certain Secured Convertible Debenture (“Debenture”) with an issuance date of April 20, 2017.

Recital

The Company and Holder desire to amend the Debenture to extend its Maturity Date to November 12, 2020, on the terms and conditions set forth herein. Capitalized terms used in but not defined in this Amendment have the meanings given them in the Debenture.

Agreement

NOW, THEREFORE, in consideration of the foregoing recital (which is incorporated herein by this reference) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties agree as follows:

1. Amendment to Debenture. On the Effective Date, the Debenture is hereby amended to extend the Maturity Date by six months to November 12, 2020.

2. General.

(a) Except as amended hereby, the Debenture will continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Debenture or any other instrument or document executed in connection therewith; any reference in any of such items to the Debenture is sufficient to refer to the Debenture as amended.

(b) This Amendment will be governed by and construed under and in accordance with the laws of the state of Nevada, without regard to the principles of conflicts of law.

(c) This Amendment may be executed in any duplicate counterparts (and any counterpart may be executed by original, portable document format (pdf), or facsimile signature), each of which when executed and delivered will be deemed an original, but both of which will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the Effective Date.

CIRTRAN CORPORATION		TEKFINE, LLC

By:	/s/ Iehab Hawatmeh	By:	/s/ Greg Kofford
Name:	Iehab Hawatmeh	Name:	Greg Kofford
Title:	President	Title:	Manager